Exhibit 10.1

AMENDMENT TO EMPLOYMENT AGREEMENT

THIS AMENDMENT TO EMPLOYMENT AGREEMENT (this “Amendment”) is made as of July 1, 2026 (the “Effective Date”), by and between XMax Inc., a Nevada corporation (the “Company”), and _________(“Executive”). The Company and Executive are sometimes referred to herein individually as a “Party” and collectively as the “Parties”.

WHEREAS, the Company and Executive are party to that certain Employment Agreement, dated ________ (the “Agreement”);

WHEREAS, the Board of Directors of the Company has approved to increase the salary of the Executive from $_______ to $______ per year, effective from July 1, 2026; and

WHEREAS, capitalized terms in this Amendment that are not otherwise defined have the meanings given those terms in the Agreement.

NOW, THEREFORE, in consideration of the mutual promises contained herein, the parties agree as follows:

1. Section 3.1 of the Agreement is hereby amended and restated in its entirety to read as follows:

3.1 Salary. Executive’s salary shall be $________ per year (the “Salary”) payable monthly, effective from July 1, 2026.

2. Except as expressly amended hereby, the Agreement continues in full force and effect.

3. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

4. This Amendment shall take effect on Effective Date.

5. This Amendment shall be governed by and construed in accordance with the laws of the State of Nevada, without giving effect to the conflict of law principles thereof. Each Party irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in Clark County, Nevada.

[signature page follows]

IN WITNESS WHEREOF, the Parties to this Amendment to Employment Agreement have duly executed it as of the day and year first above written.

COMPANY:		Executive:

XMAX INC.

By:	/s/	By:	/s/
Print Name:
Title: